Exhibit 99.1

REATA ANNOUNCES POSITIVE PHASE 2 DATA FOR BARDOXOLONE METHYL IN IGA NEPHROPATHY AND TYPE 1 DIABETIC CHRONIC KIDNEY DISEASE

statistically significant improvement in kidney function OBSERVED in both diseases AFTER 12 WEEKS OF TREATMENT

Conference Call with management scheduled for today at 8:00 am ET

IRVING, Texas—September 25, 2018—Reata Pharmaceuticals, Inc. (Nasdaq: RETA), a clinical-stage biopharmaceutical company, today announced positive, final results from the IgA nephropathy and type 1 diabetic chronic kidney disease (T1D CKD) cohorts of PHOENIX, a Phase 2 study of bardoxolone methyl (bardoxolone) in patients with rare forms of CKD.  Compared to baseline, bardoxolone significantly improved kidney function as measured by patients’ estimated glomerular filtration rate (eGFR) at Week 12 in both cohorts, which was the primary endpoint of the PHOENIX study.

In the IgA nephropathy cohort of PHOENIX, patients treated with bardoxolone experienced a significant increase in eGFR of 8.0 mL/min/1.73 m2 (n=26; p<0.0001) at Week 12 compared to baseline.  Reata collected historical eGFR data for 23 of these patients, which demonstrated that these patients’ kidney function was declining at an average annual rate of 1.2 mL/min/1.73 m2 prior to study entry.  The observed 8.0 mL/min/1.73 m2 improvement after 12 weeks of treatment with bardoxolone represents a recovery of approximately six years of average eGFR loss.

In the T1D CKD cohort of PHOENIX, patients treated with bardoxolone experienced a significant increase in eGFR of 5.5 mL/min/1.73 m2 (n=28; p=0.02) at Week 12 compared to baseline.  Reata collected historical eGFR data for 22 of these patients, which demonstrated that these patients’ kidney function was declining at an average annual rate of 1.9 mL/min/1.73 m2 prior to study entry.  The observed 5.5 mL/min/1.73 m2 improvement after 12 weeks of treatment with bardoxolone represents a recovery of approximately three years of average eGFR loss.

With respect to safety, no treatment-related serious adverse events were reported in either cohort, and the reported adverse events were generally mild to moderate in intensity.

“With these data, bardoxolone has improved kidney function in multiple rare forms of CKD, including Alport syndrome, autosomal dominant polycystic kidney disease, IgA nephropathy, and type 1 diabetic CKD,” said Colin Meyer, M.D., Reata’s Chief Medical Officer.  “The absence of drug-related serious adverse events and the eGFR improvements observed in the rare forms of CKD that we have studied suggest that bardoxolone has the potential to become an effective therapy for multiple rare forms of CKD.”

Reata management will host a call to discuss these results today, September 25th, 2018 at 8:00 a.m. ET.

CONFERENCE CALL INFORMATION
Date:	Tuesday, September 25th, 2018
Time:	8:00 a.m. ET
Audience Dial-in (toll-free):	(844) 348-3946
Audience Dial-in (international):	(213) 358-0892
Passcode:	9899458
Webcast Link:	https://edge.media-server.com/m6/p/qos423s5

About the PHOENIX Study

The Phase 2 PHOENIX program is studying bardoxolone in patients with autosomal dominant polycystic kidney disease, IgA nephropathy, focal segmental glomerulosclerosis, and CKD associated with type 1 diabetes.  Patients receive bardoxolone open-label, orally, once-daily for 12 weeks, and the primary efficacy endpoint is change from baseline in eGFR after 12 weeks of treatment.  Endpoints are being assessed for each cohort separately.

About IgA Nephropathy

IgA nephropathy, also known as Berger’s disease, is a rare form of CKD that is characterized by deposits of IgA immune complexes in the glomeruli leading to persistent inflammation, oxidative stress, and loss of kidney function.  IgA nephropathy is one of the most prevalent primary chronic glomerular diseases with an estimated 120,000 patients in the United States.  There are currently no therapies approved by the United States Food and Drug Administration (FDA) for IgA nephropathy.

About Type 1 Diabetic Chronic Kidney Disease

CKD is one of the most common and serious complications associated with type 1 diabetes.  As with other forms of CKD, persistent inflammation, fibrosis, and oxidative stress are critical factors in the progression of kidney dysfunction in these patients.  There are an estimated 1.25 million type 1 diabetes patients in the United States and approximately 10-20% of these patients experience CKD.  Currently, there are no FDA-approved therapies for T1D CKD.

About Bardoxolone

Bardoxolone is an experimental, oral, once-daily activator of Nrf2, a transcription factor that induces molecular pathways that promote the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling.  The FDA has granted orphan designation to bardoxolone for the treatment of Alport syndrome and pulmonary arterial hypertension.  The European Commission has granted orphan designation in Europe to bardoxolone for the treatment of Alport syndrome.  In addition to PHOENIX, bardoxolone is currently being studied in CARDINAL, a Phase 3 study for the treatment of Alport syndrome, CATALYST, a Phase 3 study for the treatment of connective tissue disease associated pulmonary arterial hypertension, and AYAME, a Phase 3 study for the treatment of diabetic kidney disease in Japan.

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation.  Reata’s two most advanced clinical candidates, bardoxolone and omaveloxolone, target the important transcription factor Nrf2 that promotes the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, and our ability to obtain and retain regulatory approval of our product candidates.  You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” and “expects.”  Forward-looking statements are based on Reata’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (iv) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, under the caption “Risk Factors.”  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

info@reatapharma.com

http://news.reatapharma.com

Investor Relations:

Vinny Jindal

Vice President, Strategy

(469) 374-8721

ir@reatapharma.com

Media:

Matt Middleman, M.D.

LifeSci Public Relations

(646) 627-8384

matt.middleman@lifescipublicrelations.com

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